EXHIBIT 3

BCE Investor Relations

Thane Fotopoulos	514-870-4619	thane.fotopoulos@bell.ca
Victoria Neal	514-870-8366	victoria.neal@bell.ca

BCE Consolidated (1)
Consolidated Operational Data

	Q2	Q2			YTD	YTD
($ millions, except per share amounts)	2006	2005	$ change	% change	2006	2005	$ change	% change

Operating revenues	4,803	4,757	46	1.0%	9,537	9,387	150	1.6%
Operating expenses	(2,830)	(2,785)	(45)	(1.6%)	(5,661)	(5,512)	(149)	(2.7%)

EBITDA (2)	1,973	1,972	1	0.1%	3,876	3,875	1	0.0%
EBITDA margin (3)	41.1%	41.5%		(0.4) pts	40.6%	41.3%		(0.7) pts
Amortization expense	(802)	(776)	(26)	(3.4%)	(1,568)	(1,537)	(31)	(2.0%)
Net benefit plans cost	(141)	(104)	(37)	(35.6%)	(283)	(207)	(76)	(36.7%)
Restructuring and other items	(50)	(5)	(45)	n.m.	(138)	(1)	(137)	n.m.

Operating income	980	1,087	(107)	(9.8%)	1,887	2,130	(243)	(11.4%)
Other income (expense)	(32)	19	(51)	n.m.	(39)	27	(66)	n.m.
Interest expense	(253)	(245)	(8)	(3.3%)	(504)	(490)	(14)	(2.9%)

Pre-tax earnings from continuing operations	695	861	(166)	(19.3%)	1,344	1,667	(323)	(19.4%)
Income taxes	(184)	(218)	34	15.6%	(367)	(482)	115	23.9%
Non-controlling interest	(52)	(73)	21	28.8%	(105)	(136)	31	22.8%

Earnings from continuing operations	459	570	(111)	(19.5%)	872	1,049	(177)	(16.9%)
Discontinued operations	35	11	24	n.m.	116	23	93	n.m.

Net earnings	494	581	(87)	(15.0%)	988	1,072	(84)	(7.8%)
Dividends on preferred shares	(18)	(18)	—	0.0%	(35)	(35)	—	0.0%

Net earnings applicable to common shares	476	563	(87)	(15.5%)	953	1,037	(84)	(8.1%)

Net earnings per common share — basic
Continuing operations	$0.49	$0.60	$(0.11)	(18.3%)	$0.92	$1.10	$(0.18)	(16.4%)
Discontinued operations	$0.04	$0.01	$0.03	n.m.	$0.13	$0.02	$0.11	n.m.
Net earnings	$0.53	$0.61	$(0.08)	(13.1%)	$1.05	$1.12	$(0.07)	(6.3%)
Net earnings per common share — diluted
Continuing operations	$0.49	$0.60	$(0.11)	(18.3%)	$0.92	$1.10	$(0.18)	(16.4%)
Discontinued operations	$0.04	$0.01	$0.03	n.m.	$0.13	$0.02	$0.11	n.m.
Net earnings	$0.53	$0.61	$(0.08)	(13.1%)	$1.05	$1.12	$(0.07)	(6.3%)
Dividends per common share	$0.33	$0.33	$—	0.0%	$0.66	$0.66	$—	0.0%
Average number of common shares outstanding — basic (millions)	896.4	926.6			908.4	926.4

The following items are included in net earnings:
Net gains (losses) on investments
Continuing operations	—	28			1	29
Discontinued operations	35	—			115	(1)
Restructuring and other items	(27)	(3)			(85)	(1)
Cost incurred to form the Bell Aliant Regional Communication Income Fund (Bell Aliant)	(14)	—			(14)	—

Total	(6)	25			17	27
Impact on net earnings per share	$(0.01)	$0.03			$0.02	$0.03

EPS before restructuring and other items, net gains on investments, and costs incurred to form Bell Aliant (2)	$0.54	$0.58	$(0.04)	(6.9%)	$1.03	$1.09	$(0.06)	(5.5%)

n.m. : not meaningful
BCE Inc. Supplementary Financial Information — Second Quarter 2006 Page 2

BCE Consolidated (1)
Consolidated Operational Data — Historical Trend

	YTD			Total
($ millions, except per share amounts)	2006	Q2 06	Q1 06	2005	Q4 05	Q3 05	Q2 05	Q1 05

Operating revenues	9,537	4,803	4,734	19,105	4,986	4,732	4,757	4,630
Operating expenses	(5,661)	(2,830)	(2,831)	(11,508)	(3,128)	(2,868)	(2,785)	(2,727)

EBITDA (2)	3,876	1,973	1,903	7,597	1,858	1,864	1,972	1,903
EBITDA margin (3)	40.6%	41.1%	40.2%	39.8%	37.3%	39.4%	41.5%	41.1%
Amortization expense	(1,568)	(802)	(766)	(3,114)	(791)	(786)	(776)	(761)
Net benefit plans cost	(283)	(141)	(142)	(380)	(65)	(108)	(104)	(103)
Restructuring and other items	(138)	(50)	(88)	(55)	(23)	(31)	(5)	4

Operating income	1,887	980	907	4,048	979	939	1,087	1,043
Other income (expense)	(39)	(32)	(7)	8	(17)	(2)	19	8
Interest expense	(504)	(253)	(251)	(981)	(246)	(245)	(245)	(245)

Pre-tax earnings from continuing operations	1,344	695	649	3,075	716	692	861	806
Income taxes	(367)	(184)	(183)	(893)	(224)	(187)	(218)	(264)
Non-controlling interest	(105)	(52)	(53)	(267)	(74)	(57)	(73)	(63)

Earnings from continuing operations	872	459	413	1,915	418	448	570	479
Discontinued operations	116	35	81	46	12	11	11	12

Net earnings	988	494	494	1,961	430	459	581	491
Dividends on preferred shares	(35)	(18)	(17)	(70)	(17)	(18)	(18)	(17)

Net earnings applicable to common shares	953	476	477	1,891	413	441	563	474

Net earnings per common share — basic
Continuing operations	$0.92	$0.49	$0.43	$1.99	$0.43	$0.46	$0.60	$0.50
Discontinued operations	$0.13	$0.04	$0.09	$0.05	$0.01	$0.02	$0.01	$0.01
Net earnings	$1.05	$0.53	$0.52	$2.04	$0.44	$0.48	$0.61	$0.51
Net earnings per common share — diluted
Continuing operations	$0.92	$0.49	$0.43	$1.99	$0.43	$0.46	$0.60	$0.50
Discontinued operations	$0.13	$0.04	$0.09	$0.05	$0.01	$0.02	$0.01	$0.01
Net earnings	$1.05	$0.53	$0.52	$2.04	$0.44	$0.48	$0.61	$0.51
Dividends per common share	$0.66	$0.33	$0.33	$1.32	$0.33	$0.33	$0.33	$0.33
Average number of common shares outstanding — basic (millions)	908.4	896.4	920.5	926.8	927.3	927.0	926.6	926.2

The following items are included in net earnings:
Net gains (losses) on investments
Continuing operations	1	—	1	29	—	—	28	1
Discontinued operations	115	35	80	(1)	—	—	—	(1)
Restructuring and other items	(85)	(27)	(58)	(38)	(16)	(21)	(3)	2
Cost incurred to form Bell Aliant	(14)	(14)	—	—	—	—	—	—

Total	17	(6)	23	(10)	(16)	(21)	25	2
Impact on net earnings per share	$0.02	$(0.01)	$0.03	$(0.01)	$(0.02)	$(0.02)	$0.03	$—

EPS before restructuring and other items, net gains on investments and costs incurred to form Bell Aliant (2)	$1.03	$0.54	$0.49	$2.05	$0.46	$0.50	$0.58	$0.51

BCE Inc. Supplementary Financial Information — Second Quarter 2006 Page 3

BCE Consolidated (1)
Segmented Data

	Q2	Q2			YTD	YTD
($ millions, except where otherwise indicated)	2006	2005	$ change	% change	2006	2005	$ change	% change

Revenues
Residential	1,900	1,890	10	0.5%	3,769	3,746	23	0.6%
Business	1,530	1,499	31	2.1%	3,039	2,977	62	2.1%
Aliant	534	518	16	3.1%	1,079	1,042	37	3.6%
Other Bell Canada	460	485	(25)	(5.2%)	934	964	(30)	(3.1%)
Inter-segment eliminations	(128)	(134)	6	4.5%	(255)	(262)	7	2.7%

Total Bell Canada	4,296	4,258	38	0.9%	8,566	8,467	99	1.2%
Other BCE
Bell Globemedia	431	399	32	8.0%	825	755	70	9.3%

Advertising	318	300	18	6.0%	603	561	42	7.5%
Subscriber	87	78	9	11.5%	173	155	18	11.6%
Production and Sundry	26	21	5	23.8%	49	39	10	25.6%

Telesat	120	137	(17)	(12.4%)	238	245	(7)	(2.9%)
Other	18	24	(6)	(25.0%)	30	35	(5)	(14.3%)

Total Other BCE	569	560	9	1.6%	1,093	1,035	58	5.6%
Inter-segment eliminations	(62)	(61)	(1)	(1.6%)	(122)	(115)	(7)	(6.1%)

Total revenues	4,803	4,757	46	1.0%	9,537	9,387	150	1.6%

Operating income
Residential	510	552	(42)	(7.6%)	1,013	1,078	(65)	(6.0%)
Business	199	221	(22)	(10.0%)	404	461	(57)	(12.4%)
Aliant	102	99	3	3.0%	196	186	10	5.4%
Other Bell Canada	83	109	(26)	(23.9%)	131	238	(107)	(45.0%)

Total Bell Canada	894	981	(87)	(8.9%)	1,744	1,963	(219)	(11.2%)
Other BCE
Bell Globemedia	78	95	(17)	(17.9%)	123	159	(36)	(22.6%)
Telesat	39	43	(4)	(9.3%)	78	80	(2)	(2.5%)
Other	(31)	(32)	1	3.1%	(58)	(72)	14	19.4%

Total Other BCE	86	106	(20)	(18.9%)	143	167	(24)	(14.4%)

Total operating income	980	1,087	(107)	(9.8%)	1,887	2,130	(243)	(11.4%)

Capital expenditures (4)
Residential	344	394	50	12.7%	595	735	140	19.0%
Business	194	246	52	21.1%	325	442	117	26.5%
Aliant	104	104	—	0.0%	184	186	2	1.1%
Other Bell Canada	125	103	(22)	(21.4%)	201	150	(51)	(34.0%)

Total Bell Canada	767	847	80	9.4%	1,305	1,513	208	13.7%
Other BCE
Telesat	86	53	(33)	(62.3%)	129	107	(22)	(20.6%)
Other	22	5	(17)	n.m.	34	9	(25)	n.m.

Total capital expenditures	875	905	30	3.3%	1,468	1,629	161	9.9%

n.m. : not meaningful
BCE Inc. Supplementary Financial Information — Second Quarter 2006 Page 4

BCE Consolidated (1) Segmented Data — Historical Trend

	YTD			Total
($ millions, except where otherwise indicated)	2006	Q2 06	Q1 06	2005	Q4 05	Q3 05	Q2 05	Q1 05

Revenues
Residential	3,769	1,900	1,869	7,599	1,924	1,929	1,890	1,856
Business	3,039	1,530	1,509	6,120	1,627	1,516	1,499	1,478
Aliant	1,079	534	545	2,097	535	520	518	524
Other Bell Canada	934	460	474	1,958	494	500	485	479
Inter-segment eliminations	(255)	(128)	(127)	(524)	(123)	(139)	(134)	(128)

Total Bell Canada	8,566	4,296	4,270	17,250	4,457	4,326	4,258	4,209
Other BCE
Bell Globemedia	825	431	394	1,555	465	335	399	356

Advertising	603	318	285	1,148	354	233	300	261
Subscriber	173	87	86	320	86	79	78	77
Production and Sundry	49	26	23	87	25	23	21	18

Telesat	238	120	118	475	118	112	137	108
Other	30	18	12	63	13	15	24	11

Total Other BCE	1,093	569	524	2,093	596	462	560	475
Inter-segment eliminations	(122)	(62)	(60)	(238)	(67)	(56)	(61)	(54)

Total revenues	9,537	4,803	4,734	19,105	4,986	4,732	4,757	4,630

Operating income
Residential	1,013	510	503	2,001	444	479	552	526
Business	404	199	205	910	236	213	221	240
Aliant	196	102	94	396	105	105	99	87
Other Bell Canada	131	83	48	448	99	111	109	129

Total Bell Canada	1,744	894	850	3,755	884	908	981	982
Other BCE
Bell Globemedia	123	78	45	289	101	29	95	64
Telesat	78	39	39	157	34	43	43	37
Other	(58)	(31)	(27)	(153)	(40)	(41)	(32)	(40)

Total Other BCE	143	86	57	293	95	31	106	61

Total operating income	1,887	980	907	4,048	979	939	1,087	1,043

Capital expenditures (4)
Residential	595	344	251	1,519	350	434	394	341
Business	325	194	131	897	206	249	246	196
Aliant	184	104	80	363	77	100	104	82
Other Bell Canada	201	125	76	343	103	90	103	47

Total Bell Canada	1,305	767	538	3,122	736	873	847	666
Other BCE
Telesat	129	86	43	260	62	91	53	54
Other	34	22	12	46	33	4	5	4

Total capital expenditures	1,468	875	593	3,428	831	968	905	724

BCE Inc. Supplementary Financial Information — Second Quarter 2006 Page 5

BCE Consolidated (1) Consolidated Balance Sheet Data

	June 30	March 31	December 31
($ millions, except where otherwise indicated)	2006	2006	2005

ASSETS
Current assets
Cash and cash equivalents	112	878	363
Accounts receivable	1,975	1,726	1,766
Other current assets	1,195	1,192	1,142
Current assets of discontinued operations	—	—	402

Total current assets	3,282	3,796	3,673
Capital assets	22,174	22,062	22,062
Other long-term assets	2,743	2,776	2,914
Indefinite-life intangible assets	3,035	3,031	3,031
Goodwill	7,922	7,902	7,887
Non-current assets of discontinued operations	219	318	1,063

Total assets	39,375	39,885	40,630

LIABILITIES
Current liabilities
Accounts payable and accrued liabilities	3,169	3,054	3,435
Interest payable	174	265	182
Dividends payable	313	322	343
Debt due within one year	1,308	1,210	1,373
Current liabilities of discontinued operations	1	88	281

Total current liabilities	4,965	4,939	5,614
Long-term debt	12,943	12,978	12,119
Other long-term liabilities	4,875	4,972	5,028
Non-current liabilities of discontinued operations	—	—	250

Total liabilities	22,783	22,889	23,011

Non-controlling interest	2,453	2,633	2,898

SHAREHOLDERS’ EQUITY
Preferred shares	1,670	1,670	1,670

Common shareholders’ equity
Common shares	16,159	16,467	16,806
Treasury stock	—	(62)	—
Contributed surplus	1,019	1,036	1,081
Deficit	(4,706)	(4,747)	(4,763)
Currency translation adjustment	(3)	(1)	(73)

Total common shareholders’ equity	12,469	12,693	13,051

Total shareholders’ equity	14,139	14,363	14,721

Total liabilities and shareholders’ equity	39,375	39,885	40,630

Number of common shares outstanding (A) (B)	891.4	906.2	927.3

Total Net Debt	14,139	13,310	13,129
Total Capitalization	30,731	30,306	30,748

Key ratios

Net debt : Total Capitalization	46.0%	43.9%	42.7%
Net debt : Trailing 12 month EBITDA	1.86	1.75	1.73
EBITDA : Interest (trailing 12 month)	7.64	7.70	7.74

(A)	Excludes 2.2 million of treasury stock in the March 31, 2006 balance

(B)	As a result of the BCE Inc. Plan of Arrangement on July 10, 2006, the total number of BCE Inc. common shares issued and outstanding on that date was 815.6 million.
BCE Inc. Supplementary Financial Information — Second Quarter 2006 Page 6

BCE Consolidated Consolidated Cash Flow Data

	Q2	Q2			YTD	YTD
($ millions, except where otherwise indicated)	2006	2005	$ change		2006	2005	$ change

Cash flows from operating activities
Earnings from continuing operations	459	570	(111)		872	1,049	(177)
Adjustments to reconcile earnings from continuing operations to cash flows from operating activities:
Amortization expense	802	776	26		1,568	1,537	31
Net benefit plans cost	141	104	37		283	207	76
Restructuring and other items	50	5	45		138	1	137
Net gains on investments	—	(32)	32		(2)	(34)	32
Future income taxes	122	63	59		322	170	152
Non-controlling interest	52	73	(21)		105	136	(31)
Contributions to employee pension plans	(46)	(34)	(12)		(83)	(128)	45
Other employee future benefit plan payments	(23)	(22)	(1)		(48)	(45)	(3)
Payments of restructuring and other items	(34)	(28)	(6)		(71)	(129)	58
Operating assets and liabilities	(191)	(72)	(119)		(812)	(445)	(367)

	1,332	1,403	(71)		2,272	2,319	(47)

Capital expenditures	(875)	(905)	30		(1,468)	(1,629)	161
Other investing activities	(15)	(10)	(5)		(23)	(25)	2
Cash dividends paid on preferred shares	(20)	(22)	2		(41)	(43)	2
Cash dividends paid by subsidiaries to non-controlling interest	(56)	(60)	4		(117)	(110)	(7)

Free Cash Flow from operations, before common dividends (2)	366	406	(40)		623	512	111
Cash dividends paid on common shares	(302)	(305)	3		(607)	(583)	(24)

Free Cash Flow from operations, after common dividends (2)	64	101	(37)		16	(71)	87
Business acquisitions	(12)	(35)	23		(39)	(122)	83
Bell Aliant	(51)	—	(51)		(73)	—	(73)
Increase in investments	(105)	(13)	(92)		(119)	(141)	22
Decrease in investments	13	5	8		64	7	57

Free Cash Flow after investments and divestitures	(91)	58	(149)		(151)	(327)	176

Other financing activities
Increase in notes payable and bank advances	227	341	(114)		169	186	(17)
Issue of long-term debt	318	205	113		1,413	990	423
Repayment of long-term debt	(559)	(719)	160		(1,046)	(773)	(273)
Issue of common shares	1	4	(3)		2	13	(11)
Repurchase of common shares	(469)	—	(469)		(994)	—	(994)
Issue of equity securities by subsidiaries to non-controlling interest	10	—	10		13	—	13
Redemption of equity securities by subsidiaries from non-controlling interest	(255)	(21)	(234)		(255)	(38)	(217)
Return of capital by subsidiary to non-controlling interest	—	—	—		(279)	—	(279)
Other financing activities	(16)	(18)	2		(41)	(32)	(9)

	(743)	(208)	(535)		(1,018)	346	(1,364)

Cash provided by (used in) continuing operations	(834)	(150)	(684)		(1,169)	19	(1,188)
Cash provided by (used in) discontinued operations	68	4	64		836	(19)	855

Net decrease in cash and cash equivalents	(766)	(146)	(620)		(333)	—	(333)
Cash and cash equivalents at beginning of period	878	526	352		445	380	65

Cash and cash equivalents at end of period	112	380	(268)		112	380	(268)

Consists of:
Cash and cash equivalents of continuing operations	112	332	(220)		112	332	(220)
Cash and cash equivalents of discontinued operations	—	48	(48)		—	48	(48)

Total	112	380	(268)		112	380	(268)

Other information
Capital expenditures as a percentage of revenues	18.2%	19.0%	0.8	pts	15.4%	17.4%	2.0	pts
Cash flow per share (5)	$0.51	$0.54	$(0.03)		$0.89	$0.74	$0.15
Annualized cash flow yield (6)	6.2%	6.0%	0.2	pts	5.3%	3.8%	1.5	pts
Common dividend payout	63.4%	54.2%	9.2	pts	63.7%	56.2%	7.5	pts

BCE Inc. Supplementary Financial Information — Second Quarter 2006 Page 7

BCE Consolidated Consolidated Cash Flow Data — Historical Trend

	YTD			Total
($ millions, except where otherwise indicated)	2006	Q2 06	Q1 06	2005	Q4 05	Q3 05	Q2 05	Q1 05

Cash flows from operating activities
Earnings from continuing operations	872	459	413	1,915	418	448	570	479
Adjustments to reconcile earnings from continuing operations to cash flows from operating activities:
Amortization expense	1,568	802	766	3,114	791	786	776	761
Net benefit plans cost	283	141	142	380	65	108	104	103
Restructuring and other items	138	50	88	55	23	31	5	(4)
Net (gains) losses on investments	(2)	—	(2)	(33)	1	—	(32)	(2)
Future income taxes	322	122	200	746	465	111	63	107
Non-controlling interest	105	52	53	267	74	57	73	63
Contributions to employee pension plans	(83)	(46)	(37)	(226)	(65)	(33)	(34)	(94)
Other employee future benefit plan payments	(48)	(23)	(25)	(93)	(24)	(24)	(22)	(23)
Payments of restructuring and other items	(71)	(34)	(37)	(176)	(23)	(24)	(28)	(101)
Operating assets and liabilities	(812)	(191)	(621)	(390)	(140)	195	(72)	(373)

	2,272	1,332	940	5,559	1,585	1,655	1,403	916

Capital expenditures	(1,468)	(875)	(593)	(3,428)	(831)	(968)	(905)	(724)
Other investing activities	(23)	(15)	(8)	4	32	(3)	(10)	(15)
Cash dividends paid on preferred shares	(41)	(20)	(21)	(86)	(22)	(21)	(22)	(21)
Cash dividends paid by subsidiaries to non-controlling interest	(117)	(56)	(61)	(192)	(35)	(47)	(60)	(50)

Free Cash Flow from operations, before common dividends (2)	623	366	257	1,857	729	616	406	106
Cash dividends paid on common shares	(607)	(302)	(305)	(1,195)	(306)	(306)	(305)	(278)

Free Cash Flow from operations, after common dividends (2)	16	64	(48)	662	423	310	101	(172)
Business acquisitions	(39)	(12)	(27)	(228)	(50)	(56)	(35)	(87)
Bell Aliant	(73)	(51)	(22)	—	—	—	—	—
Increase in investments	(119)	(105)	(14)	(233)	(17)	(75)	(13)	(128)
Decrease in investments	64	13	51	19	12	—	5	2

Free Cash Flow after investments and divestitures	(151)	(91)	(60)	220	368	179	58	(385)

Other financing activities
Increase (decrease) in notes payable and bank advances	169	227	(58)	(66)	(187)	(65)	341	(155)
Issue of long-term debt	1,413	318	1,095	1,190	—	200	205	785
Repayment of long-term debt	(1,046)	(559)	(487)	(1,178)	(196)	(209)	(719)	(54)
Issue of common shares	2	1	1	25	—	12	4	9
Repurchase of common shares	(994)	(469)	(525)	—	—	—	—	—
Issue of equity securities by subsidiaries to non-controlling interest	13	10	3	1	—	1	—	—
Redemption of equity securities by subsidiaries from non-controlling interest	(255)	(255)	—	(78)	(18)	(22)	(21)	(17)
Return of capital by subsidiary to non-controlling interest	(279)	—	(279)	—	—	—	—	—
Other financing activities	(41)	(16)	(25)	(64)	(19)	(13)	(18)	(14)

	(1,018)	(743)	(275)	(170)	(420)	(96)	(208)	554

Cash provided by (used in) continuing operations	(1,169)	(834)	(335)	50	(52)	83	(150)	169
Cash provided by (used in) discontinued operations	836	68	768	15	22	12	4	(23)

Net increase (decrease) in cash and cash equivalents	(333)	(766)	433	65	(30)	95	(146)	146
Cash and cash equivalents at beginning of period	445	878	445	380	475	380	526	380

Cash and cash equivalents at end of period	112	112	878	445	445	475	380	526

Consists of:
Cash and cash equivalents of continuing operations	112	112	878	363	363	415	332	482
Cash and cash equivalents of discontinued operations	—	—	—	82	82	60	48	44

Total	112	112	878	445	445	475	380	526

Other information
Capital expenditures as a percentage of revenues	15.4%	18.2%	12.5%	17.9%	16.7%	20.5%	19.0%	15.6%
Cash flow per share (5)	$0.89	$0.51	$0.38	$2.30	$0.81	$0.74	$0.54	$0.21
Annualized cash flow yield (6)	5.3%	6.2%	4.0%	7.2%	11.3%	8.3%	6.0%	1.5%
Common dividend payout	63.7%	63.4%	63.9%	63.2%	74.1%	69.4%	54.2%	58.6%

BCE Inc. Supplementary Financial Information — Second Quarter 2006 Page 8

Proportionate Net Debt, Preferreds and EBITDA
BCE Consolidated Net debt and preferreds

	BELL CANADA					BCE
At June 30, 2006				Inter-		Bell Canada				BCE
	Bell Canada		Bell Canada	company	Total	(excl. Aliant)		Bell		Corporate	BCE
($ millions, except where otherwise indicated)	(excl. Aliant)	Aliant	Consolidated	eliminations	Bell Canada	less elims.	Aliant	Globemedia	Telesat	& Other	Consolidated

Cash and cash equivalents	(26)	(72)	(98)		(98)	(26)	(72)	24	(24)	(14)	(112)
Debt due within one year	1,492	8	1,500	(636)	864	856	8	—	8	436	1,308
Long-term debt	8,840	1,055	9,895	(304)	9,591	8,536	1,055	1,375	194	1,783	12,943

Net debt A C	10,306	991	11,297	(940)	10,357	9,366	991	1,399	178	2,205	14,139
Preferred shares — Bell Canada (8)	1,100		1,100		1,100	1,100					1,100
Preferred Shares — Telesat (8)									50		50
Perpetual Preferred shares — BCE										1,670	1,670

Net debt and preferreds	11,406	991	12,397	(940)	11,457	10,466	991	1,399	228	3,875	16,959

Proportionate net debt and preferreds, Trailing EBITDA

For the quarter ended June 30, 2006%		Proportionate
	owned	net debt and	TOTAL EBITDA					PROPORTIONATE EBITDA
($ millions, except where otherwise indicated)	by BCE	preferreds	Q2 06	Q1 06	Q4 05	Q3 05	Trailing	Q2 06	Q1 06	Q4 05	Q3 05	Trailing

Bell Canada (excluding Aliant) less elims	100%	10,466	1,633	1,598	1,504	1,578	6,313	1,633	1,598	1,504	1,578	6,313
Aliant	53.2%	527	224	220	225	226	895	119	117	120	120	476

Total Bell Canada Consolidated		10,993	1,857	1,818	1,729	1,804	7,208	1,752	1,715	1,624	1,698	6,789
Other BCE
Bell Globemedia B	68.5%	900	97	62	120	46	325	58	36	73	23	190
Telesat	100%	228	70	70	65	70	275	70	70	65	70	275
Corporate and other C	100%	3,875	(27)	(26)	(36)	(36)	(125)	(27)	(26)	(36)	(36)	(125)

Total Other BCE		5,003	140	106	149	80	475	101	80	102	57	340
Inter-segment eliminations		—	(24)	(21)	(20)	(20)	(85)	(24)	(21)	(20)	(20)	(85)

Total		15,996	1,973	1,903	1,858	1,864	7,598	1,829	1,774	1,706	1,735	7,044

A Includes 100% of subsidiary debt
B Proportionate amounts not equal to statutory ownership due to impact of non-controlling interest
C BCE Corporate & Other total net debt includes a PPA (7) fair value increment of $93 million

BCE Inc. Supplementary Financial Information — Second Quarter 2006 Page 9

Bell Canada Consolidated (1) Operational Data

	Q2	Q2				YTD	YTD
($ millions, except where otherwise indicated)	2006	2005	$ change	% change		2006	2005	$ change	% change

Revenues
Local and access	1,312	1,368	(56)	(4.1%)		2,623	2,736	(113)	(4.1%)
Long distance	456	518	(62)	(12.0%)		912	1,056	(144)	(13.6%)
Wireless	857	771	86	11.2%		1,661	1,484	177	11.9%
Data	1,003	966	37	3.8%		2,004	1,917	87	4.5%
Video	286	236	50	21.2%		563	457	106	23.2%
Terminal sales and other	382	399	(17)	(4.3%)		803	817	(14)	(1.7%)

Total operating revenues	4,296	4,258	38	0.9%		8,566	8,467	99	1.2%
Operating expenses	(2,439)	(2,419)	(20)	(0.8%)		(4,891)	(4,813)	(78)	(1.6%)

EBITDA (2)	1,857	1,839	18	1.0%		3,675	3,654	21	0.6%

EBITDA margin (%) (3)	43.2%	43.2%		0.0	pts	42.9%	43.2%		(0.3	)pts

Amortization expense	(778)	(746)	(32)	(4.3%)		(1,517)	(1,478)	(39)	(2.6%)
Net benefit plans cost	(137)	(107)	(30)	(28.0%)		(279)	(213)	(66)	(31.0%)
Restructuring and other items	(48)	(5)	(43)	n.m.		(135)	—	(135)	n.m.

Operating income	894	981	(87)	(8.9%)		1,744	1,963	(219)	(11.2%)
Other income (expense)	(32)	13	(45)	n.m.		(33)	24	(57)	n.m.
Interest expense	(199)	(206)	7	3.4%		(403)	(412)	9	2.2%

Pre-tax earnings	663	788	(125)	(15.9%)		1,308	1,575	(267)	(17.0%)
Income taxes	(165)	(178)	13	7.3%		(296)	(407)	111	27.3%
Non-controlling interest	(25)	(17)	(8)	(47.1%)		(51)	(33)	(18)	(54.5%)

Net Earnings	473	593	(120)	(20.2%)		961	1,135	(174)	(15.3%)
Dividends on preferred shares	(13)	(13)	—	0.0%		(27)	(27)	—	0.0%

Net earnings applicable to common shares	460	580	(120)	(20.7%)		934	1,108	(174)	(15.7%)

Other information

Cash flow information

Free Cash Flow (FCF) (2)
Cash from operating activities	1,401	1,467	(66)	(4.5%)		2,361	2,327	34	1.5%
Capital expenditures	(767)	(847)	80	9.4%		(1,305)	(1,513)	208	13.7%
Dividends and distributions	(454)	(453)	(1)	(0.2%)		(952)	(875)	(77)	(8.8%)
Other investing items	(9)	4	(13)	n.m.		(11)	—	(11)	n.m.

Total	171	171	—	0.0%		93	(61)	154	n.m.

Capital expenditures as a percentage of revenues (%)	17.9%	19.9%		2.0	pts	15.2%	17.9%		2.7	pts

	June 30	Dec. 31
Balance Sheet Information	2006	2005

Net Debt
Long-term debt	9,895	10,177
Debt due within one year	1,500	836
Less: Cash and cash equivalents	(98)	(233)

Total Net Debt	11,297	10,780
Non-controlling interest	1,028	1,212
Total shareholders’ equity	10,280	10,135

Total Capitalization	22,605	22,127

Net Debt: Total Capitalization	50.0%	48.7%
Net Debt: Trailing 12 month EBITDA	1.57	1.50
EBITDA : Interest (trailing 12 month)	8.81	8.69
n.m. : not meaningful

BCE Inc. Supplementary Financial Information — Second Quarter 2006 Page 10

Bell Canada Consolidated (1) Operational Data — Historical Trend

	YTD			Total
($ millions, except where otherwise indicated)	2006	Q2 06	Q1 06	2005	Q4 05	Q3 05	Q2 05	Q1 05

Revenues
Local and access	2,623	1,312	1,311	5,446	1,343	1,367	1,368	1,368
Long distance	912	456	456	2,044	478	510	518	538
Wireless	1,661	857	804	3,097	812	801	771	713
Data	2,004	1,003	1,001	4,015	1,097	1,001	966	951
Video	563	286	277	976	268	251	236	221
Terminal sales and other	803	382	421	1,672	459	396	399	418

Total operating revenues	8,566	4,296	4,270	17,250	4,457	4,326	4,258	4,209
Operating expenses	(4,891)	(2,439)	(2,452)	(10,063)	(2,728)	(2,522)	(2,419)	(2,394)

EBITDA (2)	3,675	1,857	1,818	7,187	1,729	1,804	1,839	1,815

EBITDA margin (%) (3)	42.9%	43.2%	42.6%	41.7%	38.8%	41.7%	43.2%	43.1%

Amortization expense	(1,517)	(778)	(739)	(2,989)	(755)	(756)	(746)	(732)
Net benefit plans cost	(279)	(137)	(142)	(389)	(66)	(110)	(107)	(106)
Restructuring and other items	(135)	(48)	(87)	(54)	(24)	(30)	(5)	5

Operating income	1,744	894	850	3,755	884	908	981	982
Other income (expense)	(33)	(32)	(1)	39	—	15	13	11
Interest expense	(403)	(199)	(204)	(827)	(208)	(207)	(206)	(206)

Pre-tax earnings	1,308	663	645	2,967	676	716	788	787
Income taxes	(296)	(165)	(131)	(743)	(138)	(198)	(178)	(229)
Non-controlling interest	(51)	(25)	(26)	(71)	(22)	(16)	(17)	(16)

Net Earnings (loss)	961	473	488	2,153	516	502	593	542
Dividends on preferred shares	(27)	(13)	(14)	(55)	(14)	(14)	(13)	(14)

Net earnings applicable to common shares	934	460	474	2,098	502	488	580	528

Other information

Cash flow information

Free Cash Flow (FCF) (2)
Cash from operating activities	2,361	1,401	960	5,508	1,630	1,551	1,467	860
Capital expenditures	(1,305)	(767)	(538)	(3,122)	(736)	(873)	(847)	(666)
Dividends and distributions	(952)	(454)	(498)	(1,747)	(404)	(468)	(453)	(422)
Other investing items	(11)	(9)	(2)	5	1	4	4	(4)

Total	93	171	(78)	644	491	214	171	(232)

Capital expenditures as a percentage of revenues (%)	15.2%	17.9%	12.6%	18.1%	16.5%	20.2%	19.9%	15.8%

		June 30	March 31	Dec. 31
Balance Sheet Information		2006	2006	2005

Net Debt
Long-term debt		9,895	9,955	10,177
Debt due within one year		1,500	1,806	836
Less: Cash and cash equivalents		(98)	(686)	(233)

Total Net Debt		11,297	11,075	10,780
Non-controlling interest		1,028	1,215	1,212
Total shareholders’ equity		10,280	10,191	10,135

Total Capitalization		22,605	22,481	22,127

Net Debt: Total Capitalization		50.0%	49.3%	48.7%
Net Debt : Trailing 12 month EBITDA		1.57	1.54	1.50
EBITDA : Interest (trailing 12 month)		8.81	8.72	8.69

BCE Inc. Supplementary Financial Information — Second Quarter 2006 Page 11

Bell Canada Consolidated (1) Statistical Data

	Q2	Q2			YTD	YTD
	2006	2005	% change		2006	2005	% change

Wireline
Local
Network access services (k)
Residential	7,673	8,189	(6.3%)		7,673	8,189	(6.3%)
Business	4,635	4,538	2.1%		4,635	4,538	2.1%

Total	12,308	12,727	(3.3%)		12,308	12,727	(3.3%)

Long Distance (LD)
Conversation minutes (M)	4,589	4,667	(1.7%)		9,171	9,255	(0.9%)
Average revenue per minute ($)	0.093	0.101	(7.9%)		0.093	0.104	(10.6%)

Data

Internet subscribers (9) (k)
High Speed Internet net activations (k)	47	92	(48.9%)		118	220	(46.4%)

High Speed Internet subscribers (k)	2,313	2,028	14.1%		2,313	2,028	14.1%
Dial-up Internet subscribers (k)	552	666	(17.1%)		552	666	(17.1%)

	2,865	2,694	6.3%		2,865	2,694	6.3%

Wireless
Cellular & PCS net activations (k)
Pre-paid	(16)	29	n.m		5	71	(93.0%)
Post-paid	106	117	(9.4%)		144	112	28.6%

	90	146	(38.4%)		149	183	(18.6%)

Cellular & PCS subscribers (k)
Pre-paid	1,433	1,272	12.7%		1,433	1,272	12.7%
Post-paid	4,157	3,836	8.4%		4,157	3,836	8.4%

	5,590	5,108	9.4%		5,590	5,108	9.4%

Average revenue per unit (ARPU) ($/month)	51	50	2.0%		49	48	2.1%
Pre-paid	14	16	(12.5%)		13	13	0.0%
Post-paid	63	61	3.3%		62	59	5.1%

Churn (%) (average per month)	1.6%	1.6%	0.0	pts	1.6%	1.6%	0.0	pts
Pre-paid	3.2%	2.1%	(1.1	)pts	2.9%	2.2%	(0.7	)pts
Post-paid	1.1%	1.4%	0.3	pts	1.2%	1.5%	0.3	pts

Usage per subscriber (min/month)	270	262	3.1%		263	247	6.5%
Cost of acquisition (COA) (10) ($/sub)	419	401	(4.5%)		407	389	(4.6%)
Wireless EBITDA ( $ millions)	367	333	10.2%		722	633	14.1%
Wireless EBITDA margin (11)	41.8%	42.4%	(0.6	) pts	42.4%	41.9%	0.5	pts
Wireless capital expenditures ($ millions)	98	118	16.9%		167	182	8.2%
Wireless capital expenditures as a percentage of revenue	11.4%	15.3%	3.9	pts	10.0%	12.3%	2.3	pts

Paging subscribers (k)	314	385	(18.4%)		314	385	(18.4%)
Paging average revenue per unit ($/month)	10	10	0.0%		10	13	(23.1%)

Video (DTH and VDSL)

Total subscribers (k)	1,758	1,595	10.2%		1,758	1,595	10.2%
Net subscriber activations (k)	19	63	(69.8%)		31	92	(66.3%)
ARPU ($/month)	54	50	8.0%		53	49	8.2%
Video EBITDA ($ millions)	66	6	n.m.		113	10	n.m.
Churn (%) (average per month)	1.0%	0.9%	(0.1	) pts	1.0%	0.8%	(0.2	) pts

n.m.	:	not meaningful
BCE Inc. Supplementary Financial Information — Second Quarter 2006           Page 12

Bell Canada Consolidated (1) Statistical Data — Historical Trend

`

	YTD			Total
	2006	Q2 06	Q1 06	2005	Q4 05	Q3 05	Q2 05	Q1 05

Wireline
Local
Network access services (k)
Residential		7,673	7,842		7,985	8,133	8,189	8,332
Business		4,635	4,600		4,596	4,570	4,538	4,518

Total		12,308	12,442		12,581	12,703	12,727	12,850

Long Distance (LD)
Conversation minutes (M)	9,171	4,589	4,582	18,306	4,567	4,484	4,667	4,588
Average revenue per minute ($)	0.093	0.093	0.094	0.102	0.096	0.105	0.101	0.107

Data

Internet subscribers (9) (k)
High Speed Internet net activations (k)	118	47	71	387	61	106	92	128
High Speed Internet subscribers (k)		2,313	2,266		2,195	2,134	2,028	1,936
Dial-up Internet subscribers (k)		552	564		586	621	666	696

		2,865	2,830		2,781	2,755	2,694	2,632

Wireless
Cellular & PCS net activations (k)
Pre-paid	5	(16)	21	227	83	73	29	42
Post-paid	144	106	38	289	127	50	117	(5)

	149	90	59	516	210	123	146	37
Cellular & PCS subscribers (k)
Pre-paid		1,433	1,449		1,428	1,345	1,272	1,243
Post-paid		4,157	4,051		4,013	3,886	3,836	3,719

		5,590	5,500		5,441	5,231	5,108	4,962

Average revenue per unit (ARPU) ($/month)	49	51	48	49	51	51	50	46
Pre-paid	13	14	13	14	14	14	16	11
Post-paid	62	63	61	61	64	63	61	57

Churn (%) (average per month)	1.6%	1.6%	1.6%	1.6%	1.5%	1.5%	1.6%	1.6%
Pre-paid	2.9%	3.2%	2.5%	1.9%	2.2%	1.6%	2.1%	1.8%
Post-paid	1.2%	1.1%	1.3%	1.4%	1.3%	1.5%	1.4%	1.6%

Usage per subscriber (min/month)	263	270	249	255	261	265	262	232
Cost of acquisition (COA) (10) ($/sub)	407	419	394	406	409	432	401	373
Wireless EBITDA ( $ millions)	722	367	355	1,307	311	363	333	300
Wireless EBITDA margin (11)	42.4%	41.8%	43.0%	41.2%	37.1%	44.0%	42.4%	41.4%
Wireless capital expenditures ($ millions)	167	98	69	343	58	103	118	64
Wireless capital expenditures as a percentage of revenue	10.0%	11.4%	8.6%	11.1%	7.1%	12.9%	15.3%	9.0%

Paging subscribers (k)		314	328		347	364	385	404
Paging average revenue per unit ($/month)	10	10	10	11	10	10	10	15

Video (DTH and VDSL)

Total subscribers (k)		1,758	1,739		1,727	1,677	1,595	1,532
Net subscriber activations (k)	31	19	12	224	50	82	63	29
ARPU ($/month)	53	54	53	50	52	51	50	48
Video EBITDA ($ millions)	113	66	47	45	23	12	6	4
Churn (%) (average per month)	1.0%	1.0%	0.9%	0.9%	1.0%	1.0%	0.9%	0.8%

BCE Inc. Supplementary Financial Information — Second Quarter 2006           Page 13

Accompanying Notes

(1)	We have reclassified some of the figures for the comparative period to make them consistent with the current period’s presentation.

(2)	Non-GAAP Financial Measures

EBITDA

The term, EBITDA (earnings before interest, taxes, depreciation and amortization), does not have any standardized meaning prescribed by Canadian generally accepted accounting principles (GAAP). It is therefore unlikely to be comparable to similar measures presented by other companies. EBITDA is presented on a consistent basis from period to period.

We define EBITDA as operating revenues less operating expenses, which means it represents operating income before amortization expense, net benefit plans cost, and restructuring and other items.

We use EBITDA, among other measures, to assess the operating performance of our ongoing businesses without the effects of amortization expense, net benefit plans cost, and restructuring and other items. We exclude amortization expense and net benefit plans cost because they largely depend on the accounting methods and assumptions a company uses, as well as non-operating factors, such as the historical cost of capital assets and the fund performance of a company’s pension plans. We exclude these items because they affect the comparability of our financial results and could potentially distort the analysis trends in business performance. Excluding restructuring and other items does not imply they are necessarily non-recurring.

EBITDA allows us to compare our operating performance on a consistent basis. We believe that certain investors and analysts use EBITDA to measure a company’s ability to service debt and to meet other payment obligations, or as a common valuation measurement in the telecommunications industry.

EBITDA should not be confused with net cash flows from operating activities. The most comparable Canadian GAAP financial measure is operating income.

EPS before restructuring and other items, net gains on investments and costs incurred to form the Bell Aliant Regional Communications Income Fund (Bell Aliant)

The term, EPS (earnings per share) before restructuring and other items, net gains on investments and costs incurred to form Bell Aliant, does not have any standardized meaning prescribed by GAAP. It is therefore unlikely to be comparable to similar measures presented by other companies.

We use EPS before restructuring and other items, net gains on investments and costs incurred to form Bell Aliant, among other measures, to assess the operating performance of our ongoing businesses without the effects of after-tax restructuring and other items, net gains on investments and costs incurred to form Bell Aliant. We exclude these items because they affect the comparability of our financial results and could potentially distort the analysis of trends in business performance. The exclusion of these items does not imply they are necessarily non-recurring.

The most comparable Canadian GAAP financial measure is EPS.

FREE CASH FLOW

The term, free cash flow, does not have any standardized meaning prescribed by Canadian GAAP. It is therefore unlikely to be comparable to similar measures presented by other companies. Free cash flow is presented on a consistent basis from period to period, which allows us to compare our financial performance on a consistent basis.

We define free cash flow as cash from operating activities after capital expenditures, total dividends and other investing activities.

We consider free cash flow to be an important indicator of the financial strength and performance of our business because it shows how much cash is available to repay debt and to reinvest in our company. We believe that certain investors and analysts use free cash flow when valuing a business and its underlying assets.

The most comparable Canadian GAAP financial measure is cash from operating activities.
BCE Inc. Supplementary Financial Information — Second Quarter 2006 Page 14

Accompanying Notes (continued)

(3)	EBITDA margin is calculated as follows:

EBITDA

Operating revenues

(4)	Effective Q2 2005 the total Wireless capital expenditures are segregated between the Residential and Business segments. Prior quarters have been restated accordingly.

(5)	Cash flow per share is calculated as follows:

Cash flow from operations less capital expenditures

Average number of common shares outstanding during the period

(6)	Annualized cash flow yield is calculated as follows:

Free cash flow from operations before common dividends

Number of common shares outstanding at end of period multiplied by share price at end of period

Note: to annualize, multiply the most recent quarter’s resultant by 4.

(7)	Reflects an increase in the total Bell Canada debt as a result of the completion of the purchase price allocation (PPA) relating to the repurchase of SBC’s 20% interest in Bell Canada, which resulted in an increase in long-term debt of $165 million. This increase in long-term debt will be applied against interest expense ($3 million in Q2 2006) over the remaining terms of the related long-term debt.

(8)	At the Bell Canada Consolidated and BCE Consolidated level, Third Party Preferred Shares reflected in the financial statements of subsidiaries are included in non-controlling interest on the balance sheet.

(9)	High Speed Internet subscribers include Residential, Business and Wholesale. Dial-up Internet subscribers include Residential and Business.

(10)	Includes allocation of selling costs from Bell Canada and excludes costs of migrating from analog to digital. Cost of Acquisition (COA) per subscriber is reflected on a consolidated basis.

(11)	Wireless EBITDA margins are calculated based on total Wireless operating revenues (i.e. external revenues as shown on pages 10 and 11 plus inter-company revenues).
BCE Inc. Supplementary Financial Information — Second Quarter 2006 Page 15